Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 22, 2026, with respect to the consolidated financial statements included in this Annual Report on Form 20-F of MindWalk Holdings Corp. (formerly ImmunoPrecise Antibodies Ltd.), as filed with the United States Securities and Exchange Commission, for the year ended April 30, 2026. We also consent to the incorporation by reference of our report in the Registration Statements of MindWalk Holdings Corp.

(formerly ImmunoPrecise Antibodies Ltd.) on Form F-3 (File Nos. 333-273197 and 333-281312) and Form S-8 (File

Nos. 333-256730 and 333-290949). We also consent to the reference to our firm under the wording “Experts” in such Registration Statements

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada

Chartered Professional Accountants

July 22, 2026